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                                                                    Exhibit 1.01
                                SELLING AGREEMENT

                                               Dated as of __________, 1997


Dean Witter Reynolds Inc.
2 World Trade Center, 62nd Floor
New York, New York 10048

Dear Sirs:

            Dean Witter Portfolio Strategy Fund L.P., a limited partnership organized pursuant to its certificate of limited partnership filed on August 28, 1990, as amended on July 24, 1996 (as amended, the "Certificate of Limited Partnership") and its limited partnership agreement dated as of August 28, 1990, as amended and restated as of ________, 1997, (as amended and restated, the "Limited Partnership Agreement") under the law of the State of Delaware (the "Partnership"), proposes, subject to the terms and conditions set forth in this Agreement, to offer, sell, and issue up to 50,000 Units of Limited Partnership Interest of the Partnership (the "Units").

            Demeter Management Corporation, a Delaware corporation, is the sole general partner of the Partnership (the "General Partner"). John W. Henry & Company, Inc. a California corporation (the "Trading Advisor"), acts as trading advisor with respect to the management of the Partnership's trading activities pursuant to an amended and restated management agreement between the Trading Advisor, the Partnership and the General Partner (the "Management Agreement") dated as of the Closing, as such term is defined in the Partnership's Prospectus (defined below).

            Dean Witter Reynolds Inc., a Delaware corporation, will act as selling agent pursuant to this Agreement ("DWR") and acts as commodity broker (in such capacity, the "Commodity Broker") pursuant to an amended and restated customer agreement between the Partnership and the Commodity Broker dated as of September 1, 1996, (the "Customer Agreement"). Subscriptions for Units will be held by The Chase Manhattan Bank (in such capacity, the "Escrow Agent") pursuant to an escrow agreement dated among the Partnership, The Chase Manhattan Bank and DWR (the "Escrow Agreement").

            1. Representations and Warranties of the General Partner and the Partnership. The General Partner and the Partnership represent and warrant to each of the other parties hereto, as follows:

                  (a) The Partnership has provided to the Trading Advisor and DWR and filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (No. 333- ), as filed with: (i) the SEC on ________, 1997 and a related preliminary prospectus (which has not been distributed to the public) for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and
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regulations promulgated thereunder (the "SEC Regulations"), and has filed copies thereof with; (ii) the Commodity Futures Trading Commission (the "CFTC") under the Commodity Exchange Act, as amended (the "CEAct") and the rules and regulations promulgated thereunder (the "CFTC Rules"); (iii) the National Association of Securities Dealers, Inc. (the "NASD") pursuant to its Conduct Rules; and (iv) the National Futures Association (the "NFA") in accordance with NFA Compliance Rule 2-13, and has filed any such amendments thereto and any such amended prospectuses as may have been required by the SEC or the CFTC or any other applicable regulatory authority or as advised by counsel as of the date hereof. The registration statement, as amended and previously delivered to all parties hereto and the amended prospectus included therein are hereinafter called the "Registration Statement" and the "Prospectus," respectively, except that (i) if the Partnership files a post-effective amendment to the registration statement, then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to the registration statement as amended by such post-effective amendment thereto, and the term "Prospectus" shall refer to the amended prospectus then on file with the SEC as part of the Registration Statement, and (ii) if a subsequent prospectus is filed pursuant to Rule 424 of the SEC Regulations, the term "Prospectus" shall refer to the prospectus most recently filed pursuant to such Rule from and after the date on which it shall have been first used, including any amendment or supplement thereto, from and after the date on which it shall have been first used. The Partnership will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus unless DWR and the Trading Advisor have received reasonable prior notice of and a copy of such amendments or supplements and have not reasonably objected thereto in writing.

                  (b) The Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to the Closing as defined in
Section 6(b) hereof will have been, taken; and, upon payment of the consideration therefor specified in each accepted Subscription and Exchange Agreement and Power of Attorney in the form attached to the Prospectus, the Units will constitute valid limited partnership interests in the Partnership.

                  (c) The Partnership is a limited partnership duly organized pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement, and the Delaware Revised Uniform Limited Partnership Act ("DRULPA"), and is validly existing under the laws of the State of Delaware with full power and authority to engage in its activities as described in the Prospectus; the Partnership has received a certificate of authority to do business in the State of New York as provided by Section 120-902 of the New York Revised Limited Partnership Act and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where failure to be so qualified could materially adversely affect the Partnership's ability to perform its obligations hereunder or under the Management Agreement, the Customer Agreement, the Escrow Agreement, or the Limited Partnership Agreement, as applicable.



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                  (d) The General Partner is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and in good standing and qualified to do business as a foreign corporation under the laws of the State of New York and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner's ability to perform its obligations hereunder or under the Management Agreement, the Limited Partnership Agreement, or as described in the Prospectus.

                  (e) The Partnership and the General Partner have full partnership or corporate power and authority under applicable law to conduct their business and to perform their respective obligations, as applicable, under the Limited Partnership Agreement, the Escrow Agreement, the Management Agreement, the Customer Agreement, and this Selling Agreement (this "Agreement").

                  (f) The Registration Statement and Prospectus contain all statements and information required to be included therein by the CEAct and the CFTC Rules. At all times subsequent to the Registration Statement having become effective under the 1933 Act up to and including the Closing, the Registration Statement and Prospectus have complied and will comply in all material respects with the requirements of the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NASD and NFA. As of its effective date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date of issue and at the Closing, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Any supplemental sales literature employed in the offering of Units ("Sales Literature"), when read in conjunction with the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The Sales Literature will comply with the CEAct, the CFTC Rules, SEC Regulations, and the rules of the NFA and NASD. This representation and warranty shall not, however, apply to any statement or omission in the Registration Statement, Prospectus or Sales Literature relating to the Trading Advisor or made in reliance upon and in conformity with information furnished or approved in writing by the Trading Advisor.

                  (g) The accountants who certified the financial statements filed with the SEC as part of the Registration Statement are, with respect to the General Partner and the Partnership, independent public accountants as required by the 1933 Act and the SEC Regulations.

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                  (h) The financial statements filed as part of the Registration
Statement and those included in the Prospectus present fairly the financial positions of the Partnership and of the General Partner as of the dates indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles (as described therein).

                  (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or the Partnership, whether or not arising in the ordinary course of business.

                  (j) The General Partner will have a net worth at the Closing sufficient in amount and satisfactory in form to meet the net worth requirements set forth in the Limited Partnership Agreement, or as otherwise set forth in the opinion of Cadwalader, Wickersham & Taft, counsel for the General Partner, for classification of the Partnership as a partnership for federal income tax purposes.

                  (k) The Limited Partnership Agreement, the Management Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership and the General Partner and each constitutes a valid, binding and enforceable agreement of the Partnership and of the General Partner in accordance with its terms. The Escrow Agreement has been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership and constitutes a valid, binding and enforceable agreement of the Partnership in accordance with its terms. The Customer Agreement has been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership.

                  (l) The execution and delivery of the Limited Partnership Agreement, the Escrow Agreement, the Customer Agreement, the Management Agreement, and this Agreement, the incurrence of the obligations set forth in each of such agreements and the consummation of the transactions contemplated therein and in the Registration Statement and Prospectus will not violate, or constitute a breach of, or default under, the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership, or the Limited Partnership Agreement, or any agreement or instrument by which either the General Partner or the Partnership is bound, or any order, rule, law or regulation applicable to the General Partner or the Partnership of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

                  (m) Except as set forth in the Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending or, to the best of the General Partner's knowledge, threatened, any action, suit or proceeding at law or in equity before or by any court or any governmental body, any administrative agency, panel or self-regulatory organization to which the General Partner or any General Partner Principal (as hereinafter defined) or the Partnership is or was a party, or to which any of the assets of the

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General Partner or the Partnership is or was subject, and neither the General
Partner nor any of the principals of the General Partner, as "principals" is defined in CFTC Rule 4.10(e) ("General Partner Principals") has received any notice of an investigation by the NFA, NASD, SEC or CFTC regarding non-compliance by the General Partner, the General Partner Principals or the Partnership with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), SEC Regulations, any other federal securities laws, rules or regulations, the CEAct, the CFTC Rules, or the Rules of the NASD or NFA which would be material to an investor's decision to invest in the Partnership.

                  (n) The General Partner, and each principal of the General Partner as defined in CFTC Rule 3.1(a), has all federal, state and foreign governmental, regulatory and exchange approvals and licenses, and has effected all filings and registrations with federal, state and foreign governmental regulators and self-regulatory organizations required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations as described under the Limited Partnership Agreement, the Customer Agreement, the Escrow Agreement the Management Agreement and this Agreement, as applicable. The General Partner is registered as a commodity pool operator under the CEAct and is a member of the NFA as a commodity pool operator. The General Partner's principals identified in the Prospectus are all of the General Partner Principals.

            2. Representations and Warranties of the Commodity Broker. The Commodity Broker represents and warrants to each of the other parties hereto, as follows:

                  (a) The Commodity Broker is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is in good standing and qualified to do business in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Commodity Broker's ability to perform its obligations hereunder or under the Customer Agreement. The Commodity Broker has full corporate power and authority to perform its obligations under the Customer Agreement and this Agreement and to act as described in the Registration Statement and Prospectus.

                  (b) As to the Commodity Broker and the "principals" of the Commodity Broker as defined in CFTC Rule 4.10(e) (the "Commodity Broker Principals"): (i) the Registration Statement and Prospectus are accurate and complete in all material respects and contain all statements and information required to be included therein under the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NFA, (ii) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading as of its effective date, and (iii) the Prospectus, at its date of issue and as of the Closing, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

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                  (c) The Commodity Broker and each principal of the Commodity
Broker, as defined in CFTC Rule 3.1(a), has all federal, state and foreign governmental regulatory and self-regulatory approvals, licenses and memberships, and has effected all filings and registrations with federal, state and foreign governmental regulators and self-regulatory organizations required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations under the Customer Agreement and this Agreement, as applicable. The Commodity Broker is registered as a futures commission merchant under the CEAct and is a member of the NFA as a futures commission merchant.

                  (d) The Customer Agreement and this Agreement have each been duly authorized, executed and delivered by the Commodity Broker and each constitutes a valid and binding agreement of the Commodity Broker enforceable in accordance with their respective terms.

                  (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Commodity Broker, whether or not arising in the ordinary course of business.

                  (f) Except as set forth in the Registration Statement or Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending, or, to the best of the Commodity Broker's knowledge, threatened, any action, suit or proceeding before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which the Commodity Broker or any Commodity Broker Principal is or was a party, or to which any of the assets of the Commodity Broker is or was subject and which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Commodity Broker or which would be material to an investor's decision to invest in the Partnership. Neither the Commodity Broker nor any Commodity Broker Principal has received any notice of an investigation by the NFA or the CFTC regarding noncompliance by the Commodity Broker or the Commodity Broker Principal with the CEAct, the CFTC Rules or the rules of the NFA.

                  (g) The execution and delivery of the Customer Agreement and this Agreement, the incurrence of the obligations set forth in each of such agreements and the consummation of the transactions contemplated therein and in the Prospectus will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of the Commodity Broker or any agreement or instrument by which the Commodity Broker is bound, or any order, law, rule or regulation applicable to the Commodity Broker of any court, governmental body, administrative agency, panel or self-regulatory organization having jurisdiction over the Commodity Broker.

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            3. Representations and Warranties of the Trading Advisor. The
Trading Advisor hereby represents and warrants to and agrees with DWR, the Partnership and the General Partner as follows:

                  (a) The Trading Advisor is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is qualified to do business as a foreign corporation and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Trading Advisor's ability to perform its duties under this Agreement and the Management Agreement. The Trading Advisor has full corporate power and authority to perform its obligations under each of such agreements, and as described in the Registration Statement and Prospectus. The only principals (as defined in CFTC Rule 4.10(e)) of the Trading Advisor are those set forth in the Prospectus (the "Trading Advisor Principals").

                  (b) All references to the Trading Advisor and each Trading Advisor Principal, including the Trading Advisor's trading approaches and programs, in the Registration Statement and the Prospectus, and in the Sales Literature which has been approved in writing by the Trading Advisor, are accurate and complete in all material respects. With respect to the material relating to the Trading Advisor and each Trading Advisor Principal, including the Trading Advisor's and the Trading Advisor Principals' trading approaches and programs, as applicable, (i) the Registration Statement and Prospectus contain all statements and information required to be included therein under the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules and the rules of the NFA,
(ii) the Registration Statement does not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus at its date of issue did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

                  (c) The Management Agreement and this Agreement have each been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and each constitutes a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

                  (d) The Trading Advisor and each "principal" of the Trading Advisor, as defined in CFTC Rule 3.1(a), has all federal, state and foreign governmental, regulatory, and self-regulatory approvals, licenses and memberships and has effected all filings and registrations with federal, state and foreign regulators and self-regulatory organizations required to conduct business and to act as described in the Registration Statement and Prospectus or required to perform its or his obligations under this Agreement and the Management Agreement, as applicable. The Trading Advisor is registered as a commodity trading advisor under the CEAct and is a member of the NFA as a commodity trading advisor.



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                  (e) The execution and delivery of the Management Agreement and this Agreement, the incurrence of the obligations set forth in each of such agreements, and the consummation of the transactions contemplated therein and in the Prospectus will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of the Trading Advisor or any agreement or instrument by which it is bound or of any order, law, rule or regulation of any court, governmental body, administrative agency, panel or self-regulatory organization having jurisdiction over the Trading Advisor.

                  (f) The Trading Advisor is not required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, in respect to its activities described in the Registration Statement and the Prospectus.

                  (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any Trading Advisor Principal whether or not arising in the ordinary course of business.

                  (h) Except as set forth in the Registration Statement or Prospectus or as disclosed in writing to the General Partner, there has not been in the five years preceding the date of the Prospectus and there is not pending, or, to the best of the Trading Advisor's knowledge threatened, any action, suit or, proceeding before or by any court, governmental body, administrative agency, panel or self-regulatory organization to which the Trading Advisor or any Trading Advisor Principal is or was a party, or to which any of the assets of the Trading Advisor is or was subject and which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or which would be material to an investor's decision to invest in the Partnership. Except as otherwise disclosed in writing to the General Partner, neither the Trading Advisor nor any Trading Advisor Principal has received any notice of an investigation by the NFA or the CFTC regarding noncompliance by the Trading Advisor or any of the Trading Advisor Principals with the CEAct, the CFTC Rules or the rules of the NFA.

                  (i) Neither the Trading Advisor nor any Trading Advisor Principal has received, or is entitled to receive, directly or indirectly, any commission, finder's fee, similar fee, or rebate from any person in connection with the organization or operation of the Partnership.

            4. Covenants of the Partnership and the General Partner. The Partnership and the General Partner covenant and agree as follows:

                  (a) The Partnership will use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible. The Partnership will prepare and file with the SEC, NASD, CFTC, and NFA,

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promptly upon DWR's request, any amendments to the Registration Statement and any amendments and supplements to the Prospectus which may be necessary or advisable in connection with the offering and sale of Units and will use its best efforts to cause the same to become effective as promptly as possible.

                  (b) As soon as the Partnership is advised or obtains knowledge thereof, it will advise DWR and the Trading Advisor of any requests made by the SEC, NASD, CFTC, or NFA to amend the Registration Statement, to amend or supplement the Prospectus, or for additional information or of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of any order by the SEC, NASD, CFTC, or NFA preventing or suspending the use of the Prospectus, or of the institution of any proceedings for any such purpose, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the lifting thereof as promptly as possible.

                  (c) If, at any time after the effective date of the Registration Statement and any amendment thereto, any event occurs involving the Partnership or the General Partner or any of their principals or of which the Partnership or the General Partner or their principals are aware, as a result of which the Registration Statement or Prospectus as then amended and supplemented would include any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, or if it becomes necessary or desirable at any time to amend or supplement the Registration Statement or Prospectus to comply with the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, or the rules of the NFA, the Partnership will promptly notify DWR and the Trading Advisor thereof and will prepare and file with the SEC, NASD, CFTC, and NFA an amendment or supplement that will correct such statement or omission.

                  (d) The Partnership will furnish to each party hereto copies of the Registration Statement, the Prospectus, and all amendments and supplements thereto, in each case as soon as available and, in the case of DWR, in such quantities (in the case of the Prospectus) as DWR may reasonably request for delivery to it.

            5. Covenants of the Trading Advisor. The Trading Advisor covenants and agrees as follows:

                  (a) The Trading Advisor agrees reasonably to cooperate by providing information regarding itself in the preparation by the Partnership of any amendments or supplements to the Registration Statement and the Prospectus.

                  (b) The Trading Advisor agrees to notify the General Partner immediately upon discovery of any untrue statement of a material fact in the Registration Statement or the Prospectus relating to the Trading Advisor or the Trading Advisor

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Principals or an omission to state a material fact relating to the Trading
Advisor or the Trading Advisor Principals required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, or of the occurrence of any event or change in circumstances which would result in there being any material untrue or misleading statement or a material omission in the Prospectus or Registration Statement regarding the Trading Advisor or the Trading Advisor Principals, or which would result in the Prospectus not including all material information relating to the Trading Advisor and the Trading Advisor Principals required pursuant to the CEAct, the 1933 Act, the CFTC Rules, or the rules of the NFA.

                  (c) The Trading Advisor will not use or distribute any preliminary prospectus, Prospectus, amended or supplemented Prospectus or Sales Literature nor engage in any selling activities whatsoever in connection with the offering of the Units, except that the Trading Advisor shall, at the General Partner's request, assist in the marketing of the Partnership to prospective investors, including without limitation participating in "road show" presentations, sales seminars, and other similar events in which the Trading Advisor shall discuss only its own activities.

            6. Appointment of the Selling Agent.

                  (a) Subject to the terms and conditions set forth in this Agreement, the Partnership hereby appoints DWR as its selling agent to offer and sell Units on a best efforts basis, without any firm commitment on the part of DWR to purchase any Units. DWR shall offer for sale up to 50,000 Units, and such additional Units as the General Partner may, in its discretion, register and offer for sale from time to time.

                  (b) The "Offering Period" will be the period commencing on the date of the Prospectus and ending on October 10, 1997 unless the General Partner has sooner terminated the Offering Period. DWR will offer Units for sale at a closing (the "Closing"), which is currently scheduled to be held as of October 1, 1997, at a price equal to 100% of the of the Net Asset Value per Unit as of the close of business on the last day of the immediately preceding month; provided, however, that the General Partner may at its discretion hold the Closing as of the first business day of any month during the Offering Period (as defined herein). The minimum subscription for new subscribers shall be $5,000, except that the minimum subscription is (a) $2,000 in the case of an Individual Retirement Account ("IRA"), (b) $1,000 if the subscriber previously invested at least $5,000, or $2,000 in the case of IRAs, in the Partnership, or (c) for subscribers who purchase Units pursuant to an Exchange (as defined in the Prospectus) the lesser of (i) $5,000 ($2,000 in the case of IRAs), (ii) the redemption proceeds from the sale of five units (two units in the case of IRAs) from commodity pools other than the Spectrum Series, (iii) the proceeds from the redemption of 500 units (200 units in the case of IRAs) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of a subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. The number of Units received by a subscriber will be rounded to the third decimal place.

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                        Notwithstanding any provision to the contrary herein,
the General Partner will have the sole discretion to accept or reject any subscription for Units in whole or in part at any time prior to acceptance. The General Partner will determine to accept or reject a subscription generally within 10 days of the receipt of a complete and executed Subscription and Exchange Agreement and Power of Attorney.

                  (c) No selling commissions will be charged with respect to the sale of Units during the Offering Period. The Partnership understands, however, that from DWR's own funds it may provide to its employees an amount equal to that described in the following paragraph.

                  (d) Except as provided below, employees of DWR will receive gross sales credit equal to three percent (3%) of the Net Asset Value per Unit as of the date of the Closing for each Unit sold by them and issued at the Closing (such compensation along with any other underwriting compensation will not exceed 10% of the proceeds received in connection with the issuance of the Units). Commencing with the eighth month following the Closing at which Units are issued and continuing until the Partnership terminates, employees of DWR who are properly registered with the CFTC also will receive up to 35% of the brokerage commissions that are attributable to outstanding Units sold by them and received by DWR as commodity broker for the Partnership. Such continuing compensation is to be paid in recognition of employees' continuing services to Limited Partners of the Partnership. No person will receive the continuing compensation described above who is not DWR's employee at the time of receipt of payment.

                        DWR will not pay to an employee the 3% gross sales credit described above with respect to Units purchased by a subscriber pursuant to an Exchange (as defined in the Prospectus). Such employee will receive the continuing payments with respect to brokerage commissions which are charged to the Partnership which are comparable to the payments which were received by such employee with respect to such other commodity pools.

                  (e) Notwithstanding the foregoing, DWR will not pay any such continuing compensation to any of its employees who is not legally qualified or permitted to receive such continuing compensation. In that regard, each of DWR's employees who receives any such monthly compensation must have become registered as an associated person with the CFTC and with the NFA in such capacity only after either having passed the National Commodity Futures Examination (NASD Test Series #3), the Futures Managed Funds Examination (NASD Test Series #31) or having been "grandfathered" under the CEAct and the bylaws and rules of the NFA. Also, such compensation may be paid by DWR to its employees only in respect of outstanding Units sold by such persons and only so long as the additional services described below are provided by such persons to Limited Partners; provided, however, that DWR may not pay any portion of such compensation to any individual no longer employed by it, and provided, further, that such compensation may be paid to its employees who, although not responsible for the sale of an outstanding Unit, provide the services described below in place of the individual who was responsible for such sale.

                        The additional services that DWR's employees will provide on an ongoing basis to Limited Partners at no charge will include, but not be limited to: (i) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of a Unit; (ii) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the futures markets and the activities of the Partnership; (iii) responding to questions of Limited Partners from time to time with respect to monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to Limited Partners; (iv) providing advice to Limited Partners from time to time as to when and whether to redeem Units; (v) assisting Limited Partners from time to time in the redemption of Units; and
(vi) providing such other services as Limited Partners from time to time may reasonably request.

                  (f) The Partnership and DWR acknowledge that DWR will be paid any and all redemption charges imposed on Limited Partners in accordance with
Section 10(b) of the Limited Partnership Agreement.

            7. Undertakings of DWR.

                  (a) DWR agrees to use its best efforts to offer and sell Units on the terms set forth in this Agreement, the Registration Statement, and the Prospectus. It is understood that DWR has no commitment to offer and sell Units or to purchase Units other than to use its best efforts to offer and sell Units.

                  (b) DWR will make the public offering of Units at the offering price and on the other terms and conditions set forth in the Registration Statement, the Prospectus, and this Agreement. DWR will offer and sell Units only to persons who satisfy the suitability and/or minimum investment requirements set forth in the Prospectus and the Subscription and Exchange Agreement and Power of Attorney and who, to the General Partner's satisfaction, complete a Subscription and Exchange Agreement and Power of Attorney. DWR will conduct a thorough review of the suitability of each subscriber for Units, of each Subscription and Exchange Agreement and Power of Attorney (i) authorizing the General Partner and DWR to transfer the full subscription price from the subscriber's customer account with DWR to the Dean Witter Portfolio Strategy Fund L.P. Escrow Account (the "Escrow Account"), and (ii) requesting the redemption of units in another partnership of which the General Partner is the general partner and commodity pool operator and authorizing the purchase of Units with the proceeds of such redemption.

                        All of DWR's branch offices will be required to forward subscriptions to DWR's New York, New York branch office no later than noon of the first business day following their receipt of an acceptable Subscription and Exchange Agreement and Power of Attorney from a subscriber for Units. Subsequent to its review of each Subscription and Exchange Agreement and Power of Attorney, the General Partner will notify

DWR, and DWR shall notify each subscriber by the business day following its receipt of notice from the General Partner, of the General Partner's acceptance of all, a portion, or none of the subscriber's subscription.

                        All funds from subscriptions received by DWR during the Offering Period and not rejected by the General Partner will be promptly deposited by DWR in the Partnership's Escrow Account which will have been established with the Escrow Agent. The escrow arrangements are described in the Prospectus and in the Escrow Agreement to which DWR is a party along with the Escrow Agent and the Partnership. A subscriber whose Subscription and Exchange Agreement and Power of Attorney is received by DWR and not immediately rejected must have the full subscription amount in his customer account with DWR on the first business day following the date that his Subscription and Exchange Agreement and Power of Attorney is received by DWR, and DWR will transfer such subscription funds to the Escrow Agent on that date. DWR will notify the General Partner of the subscription amount deposited with the Escrow Agent on behalf of each subscriber for Units and the name and residence address of each such subscriber.

                        DWR will offer and sell Units in compliance with the requirements set forth in the Registration Statement, the Prospectus (particularly under the captions "Summary of the Prospectus -- Investment Requirements," "Purchases by Employee Benefit Plans -- ERISA Considerations," "Plan of Distribution," and "Subscription Procedure"), the Subscription and Exchange Agreement and Power of Attorney, and this Agreement. In connection with DWR's acting as selling agent, DWR will comply fully at all times with all applicable federal, state, and foreign securities and commodities laws (including, without limitation, the 1933 Act, the 1934 Act, the CEAct and the securities ("Blue Sky") laws of the jurisdictions in which DWR solicits subscriptions), and all requirements of the NASD (particularly Conduct Rule
2810), the Board of Governors of the Federal Reserve System, and the securities and commodities exchanges and other governmental and self-regulatory authorities and organizations having jurisdiction over DWR. Specifically, (i) DWR will not permit the purchase of any Units by a customer account over which DWR has discretionary authority without prior written approval by the customer owning such account; (ii) DWR confirms that it has reasonable grounds to believe that all material facts are adequately and accurately disclosed in the Prospectus, which provides a basis for evaluating an investment in the Partnership; (iii) DWR confirms that in determining the adequacy of disclosed facts pursuant to clause (ii), it has obtained information on material facts relating to: (A) items of compensation, (B) tax aspects, (C) financial stability and experience of the General Partner, and (D) the Partnership's conflicts and risk factors;
(iv) in recommending to a subscriber the purchase or sale of Units, DWR shall take such measures as are reasonably necessary to assure itself that its Account Executives have informed such subscriber of all pertinent facts relating to the liquidity and marketability of the Units and that its Account Executives have reasonable grounds to believe, on the basis of information obtained from such subscriber concerning his investment objectives, other investments, financial situation and needs, and any other information known by such Account Executive, that: (A) such subscriber is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, (B) such subscriber has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and (C) the purchase of Units is otherwise suitable for such subscriber; (v) DWR shall take such measures as are reasonably necessary to assure itself that each subscriber has received a Prospectus at least five days prior to the Closing; and (vi) the General Partner will maintain in its files, located c/o Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048, each subscriber's Subscription and Exchange Agreement and Power of Attorney for not less than six years and DWR will maintain, at its respective branch offices, any other documents disclosing the basis upon which the determination of suitability was reached for each such subscriber.

                  (c) If for any reason the General Partner determines not to hold the Closing, the offering of Units will terminate and each subscription received during the Offering Period will be promptly returned to DWR for deposit in the subscriber's customer account with DWR within five business days of the termination of the Offering Period, together with any interest earned on such subscriber's funds while held in escrow in accordance with the Escrow Agreement, and DWR will promptly notify each subscriber that such subscription has been returned to such subscriber's customer account with DWR and that such funds are under such subscriber's control.

                        All subscriptions received and accepted by the General Partner will, upon the satisfaction at the Closing of the conditions set forth in Sections 10 and 11 hereof, be delivered to the Partnership at the Closing, and any interest earned on a subscriber's subscription funds while held in escrow will be promptly returned to DWR in accordance with the Escrow Agreement for prompt deposit in the subscriber's customer account with DWR. Interest earned on any subscriptions deposited into the Escrow Account and thereafter rejected by the General Partner will be credited to the subscriber's customer account with DWR.

            8. Blue Sky Filings. The Partnership will use its best efforts to qualify Units for offer and sale under the Blue Sky laws of such jurisdictions as DWR may reasonably request, to make applications, file documents, and furnish information as may be reasonably required for that purpose, and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the offer and sale of Units, provided, however, that neither the Partnership nor the General Partner will be required to qualify as or be subject to taxation as a foreign partnership or corporation or to execute a general consent to service of process in any jurisdiction. The Partnership further agrees that its counsel will prepare and deliver to DWR Blue Sky surveys which will set forth, for DWR's guidance, in what manner, at what time, in what amounts, and by whom Units may be offered and sold in jurisdictions requested by DWR as provided above.

            9. Offering Expenses. DWR shall pay all of the expenses of the offering of Units (collectively, the "Offering Expenses"), including all legal and accounting fees and expenses of outside firms and all costs, disbursements, filing fees, printing and duplication costs, marketing costs and expenses and other related costs and expenses. Legal and accounting fees and expenses of outside firms shall include the legal and accounting expenses relating to the offering of Units of DWR, the Partnership and the General Partner. Marketing costs and expenses shall include, but not be limited to, the printing and preparation of Sales Literature, the production of any sales video, and the staging of sales seminars and the travel of DWR and General Partner personnel associated therewith. DWR shall not be reimbursed for such expenses by the Partnership. Such expenses will not include the travel, legal and other expenses of the Trading Advisor, including such expenses incurred in connection with the participation by the Trading Advisor in road shows as described in Section 5(c).

            10. Closings.

                  (a) The Closing, if any, for the acceptance of subscriptions for Units received during the Offering Period is currently scheduled to be held as of October 1, 1997. The Closing will be held at such time and at such location as the General Partner and DWR may mutually agree.

                  (b) Subject to its right to reject any subscription in its sole discretion in whole or in part at any time prior to acceptance, the General Partner, on behalf of the Partnership, will accept subscriptions for Units properly made and cause proper entry to be made in the Unit register to be maintained by the General Partner. DWR will cause a receipt to be made on behalf of subscribers for Units accepted by the General Partner at the Closing and shall send such subscribers a confirmation of purchase in its customary form.

                  (c) At the Closing, the delivery, receipt, and acceptance of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including the following: (i) payment of the full subscription price for Units and delivery of a properly completed Subscription and Exchange Agreement and Power of Attorney by each subscriber, and (ii) compliance with
Section 11 hereof. Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units (exclusive of any interest earned on such subscriptions while held in escrow and payable to the subscribers in accordance with the Escrow Agreement) will be paid and delivered to the Partnership at the Closing.

            11. Conditions of DWR's Obligations.

                  (a) DWR's obligations to proceed with the offering and sale of Units and the Closing will be subject to: (i) the accuracy of the representations and warranties by the Partnership, the General Partner and the Trading Advisor in this Agreement as of the date hereof and as of the date of the Closing as if such representations and warranties had been made on and as of the date thereof; (ii) the performance by the Partnership, the General Partner and the Trading Advisor of the covenants and agreements herein; and (iii) to the additional conditions precedent set forth below.

                  (b) At the Closing, the additional conditions precedent are as follows, unless waived by DWR:

            (i) The Registration Statement will have become effective. No stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been instituted or be pending or, to the knowledge of the Partnership or DWR, contemplated or threatened by the SEC. No order preventing or suspending the use of the Prospectus will have been issued and no proceedings for that purpose will have been instituted or be pending or, to the knowledge of the Partnership or DWR, contemplated or threatened by the SEC, NASD, CFTC, or NFA. Any requests by the SEC, NASD, CFTC, or NFA for additional information (to be included in the Registration Statement or Prospectus or otherwise) will have been complied with to DWR's satisfaction.

            (ii) Neither DWR nor the Trading Advisor will have advised the Partnership or the General Partner that, in its opinion, the Registration Statement or the Prospectus contains any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

            (iii) The Trading Advisor will have furnished to DWR, the General Partner and the Partnership a certificate, dated the date of the Closing and in form and substance satisfactory to such parties, to the effect that:

                  (A) The representations and warranties by the Trading Advisor in this Agreement are true, accurate, and complete on and as of the date of the Closing as if made on the date of the Closing.

                  (B) The Prospectus, at the date of the Closing, does not
            contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

                  (C) The Trading Advisor has performed all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under this Agreement, as applicable, as of the date of the Closing.

            (iv) The General Partner will have furnished to DWR and the Trading Advisor a certificate, dated the date of the Closing and in form and substance satisfactory to such parties, to the effect that:

                  (A) The representations and warranties by the Partnership and the General Partner in this Agreement are true, accurate, and complete on and as of the date of the Closing as if made on the date of the Closing.

                  (B) No stop order suspending the effectiveness of the
            Registration Statement has been issued by the SEC and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the 1933 Act. No order preventing or suspending the use of the Prospectus has been issued by the SEC, NASD, CFTC, or NFA and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the 1933 Act or the CEAct.

                  (C) The Partnership and the General Partner have performed all of their obligations and satisfied all of the conditions on their part to be performed or satisfied under this Agreement, the Management Agreement, the Escrow Agreement and the Customer Agreement at or prior to the date of the Closing.

                  (D) The General Partner has made the capital contribution to the Partnership and has met the net worth standard, both as required of it by the Limited Partnership Agreement.

            (v) Cadwalader, Wickersham & Taft, counsel to the General Partner and the Partnership, shall deliver its opinion to the parties hereto at the Closing, in form and substance satisfactory to the parties hereto, to the effect that:

                  (A) The Limited Partnership Agreement provides for the
            subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the subscription for and sale of the Units to qualified subscribers therefor has been taken; and, upon payment of the consideration therefor specified in the accepted Subscription and Exchange Agreements and Powers of Attorney, the Units will constitute valid limited partnership interests in the Partnership and each subscriber who purchases Units will become a Limited Partner, subject to the requirement that each such purchaser shall have duly completed, executed and delivered to the Partnership a Subscription and Exchange Agreement and Power of Attorney relating to the Units purchased by such purchaser, that such purchaser meets all applicable suitability standards and that the representations and warranties of such purchaser in the

            Subscription and Exchange Agreement and Power of Attorney are true and correct and that such purchaser is included as a Limited Partner in the Partnership's records.

                  (B) The Partnership is a limited partnership duly formed
            pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the DRULPA and is validly existing under the laws of the State of Delaware with full partnership power and authority to conduct the business in which it proposes to engage as described in the Registration Statement and Prospectus and to perform its obligations under the Management Agreement, the Escrow Agreement, the Customer Agreement and this Agreement; the Partnership has received a Certificate of Authority as contemplated under Section 121-902 of the New York Revised Limited Partnership Act and is qualified to do business in New York and need not affect any other filings or qualifications under the laws of any other jurisdictions to conduct its business as described in the Registration Statement and Prospectus.

                  (C) The General Partner is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware with full corporate power and authority to act as general partner of the Partnership and is qualified to do business and is in good standing as a foreign corporation in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify might reasonably be expected to result in material adverse consequences to the Partnership or the General Partner's ability to perform its obligations as described in the Registration Statement and Prospectus. The General Partner has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and to perform its obligations under the Limited Partnership Agreement, the Management Agreement, and this Agreement.

                  (D) The General Partner, each of its principals as defined in
            CFTC Rule 3.1(a) and the Partnership have all federal and state governmental, regulatory and self-regulatory approvals, licenses, registrations and memberships required by law and have made all filings with federal and state governmental regulators and self-regulatory organizations necessary in order for the General Partner and the Partnership to perform their obligations under the Limited Partnership Agreement, the Escrow

            Agreement, the Customer Agreement, the Management Agreement and this Agreement, and to conduct their business as described in the Registration Statement and Prospectus, except for such approvals, licenses, memberships, filings, and registrations the absence of which would not have a material adverse effect on their ability to act as described in the Registration Statement and Prospectus, or to perform their obligations under such agreements, and, to the best of such counsel's knowledge, after due investigation, none of such approvals, licenses, memberships or registrations have been rescinded, revoked or suspended.

                  (E) Each of the Limited Partnership Agreement, the Escrow
            Agreement, the Customer Agreement, the Management Agreement and this Agreement has been duly authorized, executed and delivered by or on behalf of the General Partner and/or the Partnership, as the case may be, and each of the Limited Partnership Agreement, the Management Agreement, and this Agreement constitutes a valid and binding agreement of the General Partner and the Partnership, and the Escrow Agreement constitutes a valid and binding agreement of the Partnership, and, in the case of each valid and binding agreement above, the agreement is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnification, exculpation and contribution provisions contained in such agreements may be limited by applicable law or public policy.

                  (F) The execution and delivery of this Agreement, the Limited
            Partnership Agreement, the Customer Agreement, the Escrow Agreement, and the Management Agreement, as applicable, and the offer and sale of the Units by the Partnership and the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein and in the Prospectus will not be in contravention of the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership, or the Limited Partnership Agreement and, to the best of such counsel's knowledge based upon due inquiry of certain officers of the General Partner, will not constitute a breach of, default under, or a violation of any agreement or instrument known to such counsel by which the General Partner or the Partnership is bound, and will not violate any order, law, rule or regulation applicable to the General Partner or the Partnership of any court, governmental body, administrative agency, panel or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

                  (G) To the best of such counsel's knowledge based upon due inquiry of certain officers of the General Partner, except as disclosed in the Prospectus, there are no actions, claims or proceedings pending or threatened in any court or before or by any governmental body, administrative agency, panel or self-regulatory organization, nor have there been any such actions, claims or proceedings within the five years preceding the date of the Prospectus, to which the General Partner, any General Partner Principal, or the Partnership is or was a party, or to which any of their assets is or was subject, which would be material to an investor's decision to invest in the Partnership or which might reasonably be expected to materially adversely affect the condition, financial or otherwise, or business of the General Partner, or the Partnership, whether or not arising in the ordinary course of business, or impair their ability to discharge their obligations as described in the Prospectus.

                  (H) No authorization, approval or consent of any governmental authority or agency (with respect to the Partnership and General Partner) is necessary in connection with the subscription for and sale of the Units in the United States, except such as may be required under the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, the NFA and NASD rules and Blue Sky laws.

                  (I) The information in the Prospectus under the captions "Risk
            Factors - Taxation and Regulatory Risks," "Purchases by Employee Benefit Plans -- ERISA Considerations," "Material Federal Income Tax Considerations," "State and Local Income Tax Aspects," and "The Limited Partnership Agreement," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct.

                  (J) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under Section 8(d) of the 1933 Act or any Blue Sky laws.

                  (K) At the time the Registration Statement became effective, the Registration Statement, and at the time the Prospectus was issued and as of the Closing, the Prospectus, complied as to form in all material respects with the requirements of the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NFA and NASD. Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the time it was issued or at the Closing contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Cadwalader, Wickersham & Taft need express no opinion or belief (a) as to information in the Registration Statement or the Prospectus regarding the Trading Advisor or its principals, or (b) as to the financial statements, notes thereto and other financial or statistical data set forth in the Registration Statement and Prospectus, except that Cadwalader, Wickersham & Taft shall opine, without rendering any opinion as to the accuracy of the information in the performance data, that the performance data of the Partnership set forth in the Prospectus complies as to form in all material respects with the CEAct and CFTC Rules, except as disclosed in the Prospectus.

                  (L) Based upon reliance on certain SEC No-Action letters, as of the Closing, the Partnership need not register as an "investment company" under the Investment Company Act of 1940, as amended.

            In rendering its opinion, such counsel may rely on information obtained from public officials, officers of the General Partner and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine, and that a Subscription and Exchange Agreement and Power of Attorney, in the form referred to in the Prospectus, has been duly authorized, completed, dated, executed, and delivered and that funds representing the full subscription price for the Units purchased have been delivered by each purchaser of Units in accordance with the requirements set forth in the Prospectus.

            (vi) Cadwalader, Wickersham & Taft shall deliver an opinion to the parties hereto at the Closing, in form and substance satisfactory to the parties hereto, to the effect that:

                  (A) The Commodity Broker is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and is qualified to do business and in good standing as a foreign corporation in the State of New York and in each other jurisdiction in which such qualification is required and in which the failure to so qualify might, in such counsel's opinion, reasonably be expected to result in material adverse consequences to the Partnership. The Commodity Broker has full corporate power and authority to perform its obligations as commodity broker as described in the Registration Statement and Prospectus and to perform its obligations under the Customer Agreement and this Agreement.

                  (B) Each of the Customer Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Commodity Broker and constitutes a valid and binding agreement of the Commodity Broker enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnification, exculpation and contribution provisions contained in such agreements may be limited by applicable law or public policy.

                  (C) The Commodity Broker has all federal and state
            governmental, regulatory, and self-regulatory approvals, licenses, registrations and memberships required by law and has made all filings with federal and state governmental regulators and self-regulatory organizations required to conduct its business as commodity broker as described in the Registration Statement, Customer Agreement and Prospectus, or required to perform its obligations as commodity broker under the Customer Agreement and this Agreement, except for such approvals, licenses, memberships, filings, and registrations the absence of which would not have a material adverse effect on its ability to act as described in the Registration Statement and Prospectus or to perform its obligations under such agreements (except that counsel need not opine as to exchange or clearinghouse membership) and, to the best of such counsel's knowledge after due investigation, none of such approvals, licenses, memberships, or registrations have been rescinded, revoked or suspended.

                  (D) The execution and delivery of the Customer Agreement and this Agreement, the incurrence of the obligations as commodity broker herein and therein set forth and the consummation of the transactions as commodity broker contemplated herein and therein and in the Prospectus will not be in contravention of its certificate of incorporation or bylaws and, to the best of such counsel's knowledge based upon due inquiry of certain officers of the Commodity Broker, will not constitute a breach of, default under, or a violation of any agreement or instrument known to such counsel by which the Commodity Broker is bound, and will not violate any order, law, rule or regulation applicable to the Commodity Broker of any court, governmental body, administrative agency, panel or self-regulatory organization having jurisdiction over the Commodity Broker.

                  (E) To the best of such counsel's knowledge based upon due inquiry of certain officers of the Commodity Broker, except as disclosed in the Prospectus, there are no actions, claims or proceedings pending or threatened in any court or before or by any governmental body, administrative agency, panel or self-regulatory organization, nor have there been any such actions, claims or proceedings within the five years preceding the date of the Prospectus, to which the Commodity Broker or any Commodity Broker Principal is or was a party or to which any of its assets is or was subject, which would be material to an investor's decision to invest in the Partnership or which might reasonably be expected to materially adversely affect the condition, financial or otherwise, or the business of the Commodity Broker, whether or not arising in the ordinary course of business, or impair its ability to discharge its obligations as described in the Prospectus.

                  (F) Nothing has come to such counsel's attention to lead such counsel to believe that, as to the Commodity Broker in its role as commodity broker and the Commodity Broker Principals, (a) the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus at the time it was issued or at the Closing contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein relating to the Commodity Broker in its role as commodity broker and the Commodity Broker Principals, in light of the circumstances under which they were made, not misleading; provided, however, that counsel need express no opinion or belief as to the financial statements, notes thereto and other financial or statistical data set forth in the Registration Statement and Prospectus, except that counsel shall opine, without rendering any opinion as to the accuracy of the information in the performance data, that the performance data of the Trading Advisor set forth in the Prospectus complies as to form in all material respects with the CEAct and CFTC Rules, except as disclosed in the Prospectus.

            In rendering its opinion, such counsel may rely on information obtained from public officials, officers of the Commodity Broker, and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine.

            (vii) Counsel to the Trading Advisor shall deliver an opinion to DWR, the General Partner and the Partnership at the Closing in form and substance satisfactory to such parties, in respect of the Trading Advisor, to the effect that:

                  (A) The Trading Advisor is a corporation duly organized,
            validly existing and in good standing under the laws of the state of its incorporation and is qualified to do business as a foreign corporation and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Trading Advisor's ability to perform its obligations under the Management Agreement and this Agreement. The Trading Advisor has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and to perform its obligations under the Management Agreement and this Agreement.

                  (B) The Trading Advisor and the Trading Advisor Principals
            have all governmental, regulatory and self-regulatory approvals, licenses, registrations and memberships required by law, and the Trading Advisor and the Trading Advisor Principals have made all filings with federal and state governmental regulators and self-regulatory organizations required to conduct the Trading Advisor's business and to act as described in the Registration Statement and the Prospectus and to perform its obligations under this Agreement and the Management Agreement, except for such licenses, memberships, filings and registrations the absence of which would not have a material adverse effect on its ability to act as described in the Registration Statement and Prospectus or to perform its obligations under such agreements, and, to the best of such counsel's knowledge after due investigation, none of such approvals, licenses, memberships, or registrations has been rescinded, revoked or suspended.

                  (C) Each of the Management Agreement and this Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Trading Advisor and constitutes a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnification, exculpation, and contribution provisions contained in such agreements may be limited by applicable law or public policy.

                  (D) To the best of such counsel's knowledge based upon due inquiry of certain officers of the Trading Advisor, except as disclosed in the Prospectus or in writing to the General Partner prior to the Closing, there are no material actions, claims or proceedings at law or in equity threatened or pending in any court or before or by any governmental body, administrative agency, panel or self-regulatory organization, nor have there been any such actions, claims or proceedings at any time within the five years preceding the date of the Prospectus to which the Trading Advisor or any Trading Advisor Principal is or was a party or to which any of its assets is or was subject, which would be material to an investor's decision to invest in the Partnership or which might reasonably be expected to materially adversely affect the condition, financial or otherwise, or the business of the Trading Advisor, whether or not arising in the ordinary course of business, or impair its ability to discharge its obligations as described in the Prospectus.

                  (E) The execution and delivery of this Agreement and the
            Management Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein, therein and in the Prospectus will not be in contravention of any of the provisions of the certificate of incorporation or bylaws of the Trading Advisor and, to the best of such counsel's knowledge based upon due inquiry of certain officers of the Trading Advisor, will not constitute a breach of, default under, or a violation of any instrument or agreement known to such counsel by which the Trading Advisor is bound, and will not violate any order, law, rule or regulation applicable to the Trading Advisor of any court, governmental body, administrative agency, panel or self-regulatory organization having jurisdiction over the Trading Advisor.

                  (F) Based upon reliance on certain SEC No-Action letters, as of the Closing the performance by the Trading Advisor of its duties contemplated by the Management Agreement and this Agreement and as described in the Prospectus will not require the Trading Advisor to be registered as an "investment adviser" as that term is defined in the Investment Advisers Act of 1940, as amended.

                  (G) Nothing has come to such counsel's attention that would lead them to believe that, (a) the Registration Statement at the time it became effective, insofar as the Trading Advisor and the Trading Advisor Principals are concerned, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus at the time it was issued or at the Closing contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein relating to the Trading Advisor or the Trading Advisor Principals, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no opinion or belief as to the financial statements, notes thereto and other financial or statistical data set forth in the Registration Statement and Prospectus, except that such counsel shall opine, without rendering any opinion as to the accuracy of the information in the performance data, that the performance data of the Trading Advisor set forth in the Prospectus complies as to form in all material respects with the CEAct and CFTC Rules, except as disclosed in the Prospectus.

            In giving the foregoing opinion, such counsel may rely on information obtained from public officials, officers of the Trading Advisor, and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine.

            (viii) Deloitte & Touche L.L.P., independent certified public accountants for the Partnership and the General Partner, will have furnished to DWR a letter, dated the date of the Closing and in form and substance satisfactory to DWR, to the effect that:

                  (A) Such accountant is an independent certified public
            accountant within the meaning of the 1933 Act, the CEAct, the SEC Regulations and the CFTC Rules with respect to the Partnership and the General Partner.

                  (B) In such accountant's opinion, the statements of financial condition of the Partnership and the General Partner and the notes thereto included in the Prospectus and examined by it comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the CEAct, and the SEC Regulations.

                  (C) On the basis of limited procedures not constituting an audit, including inquiries of officials of the General Partner having responsibility for financial and accounting matters pertaining to the Partnership, and such other inquiries and procedures as may be specified in such letter, nothing has come to such accountant's attention which causes it to believe that, as of a specified date not more than five business days prior to the date of the Closing, there has been any decrease in the Net Assets of the Partnership (as defined in the Limited Partnership Agreement) as compared to Net Assets set forth in the statement of financial condition of the Partnership included in the Prospectus, except as may be disclosed in such letter.

                  (D) On the basis of limited procedures not constituting an audit, including a reading of the latest available financial statements of the General Partner, inspection of the minute book of the General Partner since the date of the latest audited financial statements of the General Partner, inquiries of officials of the General Partner having responsibility for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing has come to such accountant's attention that causes it to believe that, as of a specified date not more than five business days prior to the date of the Closing, there has been any decrease in the General Partner's net worth as compared to net worth set forth in the statement of financial condition of the General Partner included in the Prospectus, except as may be disclosed in such letter.

            (ix) The Commodity Broker shall deliver a certificate to the parties hereto, in form and substance satisfactory to such parties and dated the date of the Closing, to the effect that the representations and warranties of the Commodity Broker contained herein are true and correct with the same effect as though expressly made at the Closing.

            (x) All agreements contemplated herein or in the Registration Statement or Prospectus shall have been duly executed and delivered.

            12. Indemnification.

                  (a) The Trading Advisor agrees to indemnify, defend, and hold harmless DWR, the Partnership, the General Partner, and their affiliates and each of their officers, directors, principals, shareholders, controlling persons and their respective successors and assigns from and against any loss, claim, damage, liability, cost, and expense, joint and several or otherwise, to which any indemnitee may become subject under the 1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, and other expense incurred in connection with, and any amounts paid in, any settlement provided that the Trading Advisor shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by the Trading Advisor of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement or the failure by the Trading Advisor to perform any covenant made by the Trading Advisor herein; (ii) a material inaccuracy in the information relating to the Trading Advisor in any Sales Literature approved in writing by the Trading Advisor; or (iii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement or the Prospectus, or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and such statement or omission relates specifically to the Trading Advisor or the Trading Advisor Principals, or was made in reliance upon, and in conformity with, written information or instructions furnished by the Trading Advisor. The Trading Advisor will also reimburse any indemnitee for any legal, accounting, and other expense incurred by such indemnitee in connection with investigating or defending any loss, claim, damage, liability, cost, and expense covered by the indemnities in this
Section 12(a). This indemnity shall not relate to any matter for which the Trading Advisor would be indemnified under paragraph (b) of this Section 12.

                  (b) The Partnership and the General Partner agree, jointly and severally, to indemnify, hold harmless, and defend the Trading Advisor and each of its officers, directors, principals, shareholders, controlling persons, and its respective successors and assigns from and against any loss, claim, damage, liability, cost, and expense, joint and several, to which any indemnitee may become subject under the 1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, and other expense incurred in connection with, and any amounts paid in, any settlement provided that the Partnership and the General Partner shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by the Partnership or the General Partner of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement or the failure by the Partnership or the General Partner to perform any covenant made by either of them herein; or (ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus, or the Sales Literature, or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or the Sales Literature, in light of the circumstances under which they were made) not misleading, provided that such misleading or untrue statement or alleged misleading or untrue statement or omission or alleged omission does not relate to the Trading Advisor or the Trading Advisor Principals, or was not made in reliance upon, and in conformity with, information or instructions furnished by the Trading Advisor (provided, however, that with respect to any Sales Literature, the Partnership and the General Partner shall not be under an indemnification obligation only with respect to such Sales Literature as shall have been approved in writing by the Trading Advisor), or does not result from a breach by the Trading Advisor of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement or the failure by the Trading Advisor to perform any covenant made in this Agreement. The Partnership will also reimburse any indemnitee for any legal, accounting, and other expenses incurred by such indemnitee in connection with investigating or defending any loss, claim, damage, liability, cost, and expense covered by the indemnities in this Section 12(b). This indemnity shall not apply to any matter for which the Partnership or the General Partner would be indemnified by the Trading Advisor under paragraph (a) of this Section 12.

                  (c) The Partnership agrees to indemnify, defend, and hold harmless DWR, the General Partner and their affiliates (as defined in Section 14(c) of the Limited Partnership Agreement) from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits, and any amounts paid in any settlement), actually and reasonably incurred arising from any act, omission, activity or conduct undertaken pursuant to this Agreement by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a limited partner of the Partnership (or assignee thereof), provided that (1) DWR or the General Partner, as applicable, has determined in good faith that the act, omission, conduct or activity giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. The indemnity in this Section 12(c) is in addition to any liability that the Partnership may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls an indemnified person within the meaning of the 1933 Act.

                        Notwithstanding anything to the contrary contained in the foregoing, neither DWR, the General Partner nor their affiliates shall be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless
(1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC and the positions of the respective securities administrators of Massachusetts, Missouri, and Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a limited partner of the Partnership in the right of the Partnership to which the General Partner, DWR or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in this Section 12(c). The Partnership shall make advances to the General Partner, DWR or their affiliates hereunder only if: (1) the demand, claim, or lawsuit relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, or lawsuit is not initiated by a limited partner of the Partnership; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

                  (d) DWR agrees to indemnify, defend and hold harmless the Partnership, the General Partner, the Trading Manager, and each of their directors, officers, principals, shareholders, controlling persons and their respective successors and assigns from and against any loss, claim, demand, damage, liability, cost, and expense, joint and several, to which any indemnitee may become subject under the 1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal or other expenses incurred in connection with, and any amounts paid in, any settlement provided, that, DWR shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, demand, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by DWR of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement, or the failure by DWR to perform any covenant made by DWR herein; or (ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus or any Sales Literature or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Sales Literature, in light of the circumstances under which they were made) not misleading, provided that such statement or omission relates specifically to DWR, or was made in reliance upon, and in conformity with, written information or instructions furnished by or on behalf of DWR; or
(iii) a misleading or untrue oral statement or alleged misleading or untrue oral statement of a material fact made by DWR or its employees in the offer or sale of Units or an omission or alleged omission by DWR or its employees to state a material fact which is necessary to make the oral statements made not misleading; or (iv) a violation of any applicable law, rule, or regulation of any jurisdiction or regulatory authority resulting from the unlawful use of the Registration Statement, any preliminary Prospectus, the Prospectus, or any Sales Literature by DWR or its employees. DWR will also reimburse an indemnitee for any legal, accounting, and other expenses incurred by the indemnitee in connection with investigating or defending any loss, claim, demand, damage, liability, cost, and expense covered by this indemnity. The indemnity in this
Section 12(d) is in addition to any liability that DWR may otherwise have.

                  (e) Promptly after receipt by an indemnitee of notice of the commencement of any action, claim, or proceeding to which any subsections of
Section 12 of this Agreement may apply, the indemnitee will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party under any of such subsections; but the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnitee under any of such subsections, except where such failure has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnitee and the indemnitee notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not disapproved by the indemnitee, any such disapproval not to be unreasonable. After notice from the indemnifying party to the indemnitee of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnitee hereunder for any legal and other expenses subsequently incurred by the indemnitee in connection with the defense thereof, other than reasonable costs of investigation.

                        Notwithstanding the preceding paragraph, if, in any action, claim, or proceeding as to which indemnification is or may be available under any of Sections 12(a) - (d) hereof, an indemnitee reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnitee which are inconsistent with the defenses available to the indemnifying party, the indemnitee may retain its own counsel in connection with such action, claim, or proceeding and will be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding. In no event, however, will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnitees in connection with any one action, claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent or if there is a final judgment for the plaintiff in any such action, claim, or proceeding, the indemnifying party will indemnify, defend, and hold harmless an indemnitee as provided in Sections 12(a) - (d) hereof, as applicable.

                  (f) The exculpation provisions in the Management Agreement, the Customer Agreement, and the Limited Partnership Agreement shall not relieve any party thereto from any liability it may have or incur to any party under this Agreement, nor shall any party thereto be entitled to be indemnified by any party thereto pursuant to the indemnification provisions contained in such agreements, against any loss, liability, damage, cost or expense it may incur under this Agreement.

                  (g) Notwithstanding anything in this Section 12 to the contrary, John W. Henry shall have no liability to the Partnership, the General Partner or DWR under this Agreement or in connection with the transactions contemplated by this Agreement except for fraud and willful misconduct by John
W. Henry.

            13. Termination. The General Partner shall have the right to terminate this Agreement at any time prior to the Closing by giving written notice of such termination to DWR and the Trading Advisor.

            14. Survival. The respective indemnities, agreements, obligations, representations, warranties, and other statements of the parties hereto set forth in this Agreement or in any certificates delivered pursuant hereto will remain in full force and effect (regardless of any investigation or any statement as to the results thereof made by, or on behalf of, DWR, the Partnership, the General Partner, the Trading Advisor, or any officer, director, controlling person, or agent of any of the foregoing) and will survive the delivery of and payment for Units and the termination or expiration of this Agreement, and the Closing.

            15. Notices. All notices required or desired to be given under this Agreement must be in writing and will be effective when given personally on the date delivered or, when given by mail, on the date of receipt, addressed as follows (or to such other address as the party entitled to notice hereafter designates in accordance with the terms hereof):

            if to the Partnership or the General Partner:

                  Dean Witter Portfolio Strategy Fund L.P.
                  c/o Demeter Management Corporation
                  Two World Trade Center, 62nd Floor
                  New York, New York  10048

                  Attn: Mr. Mark J. Hawley
                        President

            if to the Trading Advisor:

                  John W. Henry & Company, Inc.
                  One Glendinning Place
                  Westport, Connecticut  06880

                  Attn: Ms. Elizabeth A.M. Kenton
                        Senior Vice President


            if to DWR:

                  Dean Witter Reynolds Inc.
                  Two World Trade Center, 62nd Floor
                  New York, New York  10048

                  Attn: Mr. Mark J. Hawley
                        Executive Vice President

            16. Successors. This Agreement will be binding upon and inure solely to the benefit of DWR, the Trading Advisor, the Partnership, and the General Partner (and to the extent provided in Section 12 hereof, the officers, directors, controlling persons, and agents of the Partnership, the Trading Advisor, the General Partner, and DWR and the respective heirs, executors, administrators, successors, and assigns of such persons), and no other person will acquire or have any rights under or by virtue of this Agreement. No purchaser of Units will be deemed to be a successor or assign to any party hereto merely by reason of such purchase.

            17. Assignment; Amendment. This Agreement may not be assigned by any party hereto without the prior express written consent of all other parties. This Agreement may not be amended except by the express written consent of all parties hereto.

            18. Governing Law; Submission to Jurisdiction; Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. If any action or proceeding shall be brought by a party to this Agreement to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit to the jurisdiction of the courts of the State of New York or any federal court sitting in the County, City and State of New York. Any action or proceeding brought by any party to this Agreement to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the courts of the State of New York or any federal court sitting in the County, City and State of New York.

            19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      If the foregoing Agreement is satisfactory to you, please so indicate by signing at the place provided below.


                                       DEAN WITTER PORTFOLIO
                                         STRATEGY FUND L.P.
                                       By:  Demeter Management
                                              Corporation,
                                              General Partner


                                       By:___________________________________
                                          Mark J. Hawley
                                          President


Accepted and Agreed:                   DEMETER MANAGEMENT CORPORATION

DEAN WITTER REYNOLDS INC.
                                       By:___________________________________
                                          Mark J. Hawley
                                          President
By:_____________________________
         Mark J. Hawley
         Executive Vice President      JOHN W. HENRY & COMPANY, INC.


                                       By:___________________________________